Exhibit 99.1




Case Name: Interstate Bakeries
Corporation & All Subsidiaries                          Case No: 04-45814-jwv-11



                  Consolidated Monthly Operating Report Summary
                  ---------------------------------------------
                For The Four Weeks Ended and as of March 4, 2006
                ------------------------------------------------


REVENUE
-------
Gross Income                                                                                     $           222,006,839
Less Cost of Goods Sold                                                                                      109,080,441
             Ingredients, Packaging & Outside Purchasing               $            54,766,831
             Direct & Indirect Labor                                                40,882,139
             Overhead & Production Administration                                   13,431,471
Gross Profit                                                                                                 112,926,398
                                                                                                   -----------------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                                                       -
Selling & Delivery Employee Salaries                                                55,947,993
Advertising and Marketing                                                              408,682
Insurance (Property, Casualty, & Medical)                                            8,873,991
Payroll Taxes                                                                        4,680,233
Lease and Rent                                                                       2,628,076
Telephone and Utilities                                                              2,002,785
Corporate Expense (Including Salaries)                                               3,683,279
Other Expenses                                                                      28,979,886 (ii)
Total Operating Expenses                                                                                     107,204,925
                                                                                                   -----------------------
             EBITDA                                                                                            5,721,473
Restructuring & Reorganization Charges                                               2,757,355 (iii)
Depreciation and Amortization                                                        7,892,409
Other( Income)/Expense                                                                 338,901
Gain/Loss Sale of Prop                                                                       -
Interest Expense                                                                     4,378,172
Operating Income (Loss)                                                                                       (9,645,364)
Income Tax Expense (Benefit)                                                           403,943
                                                                                                   -----------------------
Net Income (Loss)                                                                                $           (10,049,307)
                                                                                                   =======================


CURRENT ASSETS
--------------
             Accounts Receivable at end of period                                                $           154,629,901
             Increase (Decrease) in Accounts Receivable for period                                             5,142,306
             Inventory at end of period                                                                       58,844,924
             Increase (Decrease) in Inventory for period                                                         485,846
             Cash at end of period                                                                            98,613,761 (iv)
             Increase (Decrease) in Cash for period                                                            5,305,275 (iv)
             Restricted Cash                                                                                  74,681,476 (i)
             Increase (Decrease) in Restricted Cash for period                                                   310,678

LIABILITIES
-----------
             Increase (Decrease) in Liabilities Not Subject to Compromise for period                          11,762,579 (iv)
             Increase (Decrease) in Liabilities  Subject to Compromise for period                              2,935,227
             Taxes payable:
                  Federal Payroll Taxes                                $            10,417,354
                  State/Local Payroll Taxes                                          7,637,151
                  State Sales Taxes                                                    736,562
                  Real Estate and
                      Personal Property Taxes                                       15,135,525
                 Other (see attached supplemental schedule)                          6,812,329
                 Total Taxes Payable                                                                          40,738,921



See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
March 4, 2006



                     Description                                Amount
                     -----------                                ------

    Use Tax                                         $                  1,677,113
    Accr. Franchise Tax                                                2,074,496
    Other Taxes                                                        3,060,720
                                                      --------------------------
    Total Other Taxes Payable                       $                  6,812,329
                                                      ==========================


(i) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

(ii) Other expenses included the following items:
    Employee benefit costs                                            13,413,760
    Facility costs (excluding lease expense)                           1,164,123
    Distribution/transportation costs                                 11,225,776
    Local promotional costs                                              975,968
    Miscellaneous                                                      2,200,259
                                                      --------------------------
                                                    $                 28,979,886
                                                      ==========================

(iii)  Restructuring and reorganization expenses for the period included:
    Professional fees                                                  2,963,821
    Interest income                                                    (494,767)
    Adjustments to lease rejection expense                           (1,335,541)
    Capital lease claim settlement                                       203,203
    KERP & restructuring bonus plans                                     364,595
    Restructuring expenses                                             1,056,044
                                                      --------------------------
                                                    $                  2,757,355
                                                      ==========================

(iv) As a result of the Company's ongoing review and audit of its fiscal 2004 and 2005 financial statements, we have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. The ending cash balance of $98.6 million at March 4, 2006 and the related net increase in cash of $5.3 million during the four weeks ended March 4, 2006 reflect the reclassification of $31.7 million of negative book cash balances, primarily due to issued and outstanding checks, from cash to accounts payable, offset by the net use of cash of $26.4 million during the period. Had we not implemented this accounting reclassification, our reported cash balance would have been $66.9 million at March 4, 2006.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                      CONSOLIDATED MONTHLY OPERATING REPORT
                            DATED AS OF MARCH 4, 2006


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended March 4, 2006 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of March 4, 2006, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR reflects certain quarter and year end adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. Significant favorable quarter end adjustments include self-insurance charges and reserves, corporate expenses, advertising charges, adjustments to lease rejection expense and capital lease corrections. In addition, items included in these results for the period ended March 4, 2006 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 Annual Reports on Form 10-K and its fiscal 2005 and 2006 Quarterly Reports on Form 10-Q.

       Due to the timing impact of the foregoing, results for both prior periods and this period as presented in the MORs are not necessarily indicative of the actual results for such periods that would have been reported if all such matters were allocated to all periods in the appropriate quarter. Accordingly, each period reported in the MORs should not be viewed on a stand-alone basis, but rather in the context of previously reported periods as well.

       The table below summarizes selected financial results as reported on the Monthly Operating Reports for the third quarter and fiscal year-to-date period ended March 4, 2006.

                                           Third Fiscal
                                              Quarter
                                               Ended         Year - to - Date
                                           March 4, 2006      March 4, 2006
                                         ----------------- ------------------

           Gross Income                      $875,232,599     $2,322,346,223
           Less: Cost of Goods Sold           437,045,601      1,133,962,475
                                         ----------------- ------------------
           Gross Profit                       438,186,998      1,188,383,748
           Less: Operating Expenses           467,437,218      1,205,169,713
                                         ----------------- ------------------
           EBITDA                             (29,250,220)       (16,785,965)

           Restructuring and
           Reorganization Charges             (23,678,953)        10,860,425
           Depreciation and Amortization       25,048,525         60,616,621
           Other (Income)/Expense                 332,122         (2,536,330)
           Gain on Sale of Property              (149,286)          (900,988)
           Interest Expense                    16,231,292         38,168,359
                                         ----------------- ------------------
           Operating Loss                     (47,033,920)      (122,994,052)
           Income Tax Expense (Benefit)          (865,228)        (3,403,648)
                                         ----------------- ------------------

           Net Loss                          $(46,168,692)     $(119,590,404)
                                         ================= ==================


3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

       a. The Company has not completed the process of reconciling and identifying its pre- and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

       b. This MOR may not reflect all non-cash asset valuation charges that could be identified due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We have not yet completed our normal third quarter annual review of intangible assets. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

       c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

       d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

       e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR reflects certain quarterly and year end adjustments which may relate partially or fully to other periods.

4. The Company has not yet completed the preparation of its fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

5. During the period ended March 4, 2006 the Company identified and recorded certain preliminary prior years' adjustments. These adjustments, which increased the Company's fiscal 2005 retained earnings by approximately $3.9 million and are not reflected in either the results of MORs filed in prior periods or the current MOR, included the following significant items:


                                                                 (In thousands)
       Write off SERP prior service cost asset                   $  (4,516)
       ABA pension plan liability                                   (2,674)
       Vendor pre-petition claims reconciliation                    (1,645)
       Lease rejection claim reconciliation                          1,518
       Capital lease correction                                     (1,349)
       Miscellaneous operating adjustments                            (284)
       Income tax effect of above and provision adjustments            610
       Deferred income tax asset valuation allowance                12,247
                                                                 -----------
       Net increase in retained earnings                         $   3,907
                                                                 ===========

       As noted above, such preliminary adjustments as presented are not final and are subject to material change. The Company's results presented in its fiscal 2004 and 2005 Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, once finalized, will reflect these adjustments.

6. The following items are included in liabilities subject to compromise at period end:

                                                               (In thousands)
       Trade accounts payable                                     $137,236
       Deferred compensation plan liabilities                        3,351
       Supplemental executive retirement plan (SERP)
          liabilities                                                9,918
       Legal reserves                                               12,276
       Domestic and income taxes payable                            18,678
       General liability claims not collateralized                   2,600
       Convertible bonds and accrued interest                      100,667
       Settlement of capital lease transaction                       6,125
       Pre-petition outstanding checks                               1,131
       Operating lease rejections                                    3,091
       Other                                                         6,100
                                                             --------------
                                                                  $301,173
                                                             ==============

         We are currently researching the potential classification of certain liabilities as "liabilities subject to compromise". These liabilities include, but are not limited to: a) certain deferred compensation/long-term disability accruals; b) SERP plan accruals; c) general liability self-insurance reserves; d) restructuring reserves;
         e) reserves for legal matters; f) environmental reserves; g) domestic tax liabilities; h) capital lease liabilities; i) long-term debt and convertible bonds and related interest accruals and debt fees; j) restricted stock liabilities; k) income taxes payable, and l) liabilities related to the reconciliation of bankruptcy claims. Such items may be reflected differently in future financial statements based upon this research.

7. As of March 4, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $90.2 million of letters of credit outstanding as of March 4, 2006, which were partially collateralized by $74.7 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $92.3 million as of March 4, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.

8. Based upon work performed by the Company in assessing its fiscal 2005 and 2006 deferred income tax asset valuation allowance requirements, the Company has recorded a year-to-date fiscal 2006 income tax expense adjustment of $1.1 million in this MOR. This adjustment relates principally to a non-cash adjustment to the Company's valuation allowance against deferred tax assets.